Walmart and Green Dot Extend Relationship and Form Fintech Accelerator Retailer and Bank Join Forces to Focus on Retail and Fintech Innovation as Part of an Expanded Relationship BENTONVILLE, AR. AND PASADENA, CALIF. – October 29, 2019 – Walmart and Green Dot Corporation are today announcing that the companies have entered into two new and distinct agreements. First, Walmart and Green Dot have entered into an agreement whereby Green Dot will continue to serve as the issuing bank and program manager for the Walmart MoneyCard program for an additional period of seven (7) years. The new agreement will take effect on January 1, 2020 and will replace the current agreement, which would have otherwise expired in May 2020. Since launching in 2006, the Walmart MoneyCard has grown into the largest retailer exclusive prepaid account program in the United States. Additionally, Walmart and Green Dot have agreed to jointly establish a new fintech accelerator under the name “TailFin Labs, LLC,” with its mission to develop innovative products, services and technologies that sit at the intersection of retail shopping and consumer financial services. This newly created, Walmart majority-owned fintech accelerator intends to focus its efforts on developing tech-enabled solutions that seamlessly integrate omni-channel retail shopping and financial services, for both consumers and businesses. The accelerator aims to continue to expand upon Walmart’s current suite of omnichannel retail shopping tools by uniquely leveraging industry-leading, fintech solutions wrapped around and built atop of Green Dot’s industry leading “Banking-as-a-Service” (BaaS) platform. “Over the years, Walmart has brought to market many innovative industry-defining financial services offerings to serve our customers – including several introduced through the Walmart MoneyCard program managed by Green Dot,” said Daniel Eckert, Senior Vice President, Walmart Services and Digital Acceleration. “With this expanded relationship, and by leveraging Walmart’s footprint and existing offerings with Green Dot’s cutting-edge capabilities, we’ll be uniquely positioned to offer an unmatched set of customer experiences that sit at the nexus of omni-channel retail and tech-enabled financial services.” “Green Dot is extremely proud and honored to both extend our MoneyCard partnership for many years and to additionally enter into an entirely new equity partnership with Walmart in the creation of a fintech accelerator,” said Steve Streit, Founder and CEO, Green Dot. “We believe the combination of Walmart’s unmatched retail ecosystem with Green Dot’s innovative and highly flexible BaaS platform, which enables the world’s largest technology and consumer brands to address their consumers with bespoke financial products and services, has the opportunity to create and bring to market many new and exciting innovations over the years to come.” The Walmart MoneyCard was created by Walmart and Green Dot in 2006. Available at Walmart stores or online at WalmartMoneyCard.com, the Walmart MoneyCard is issued by Green Dot Bank. Accounts are FDIC-insured and offer cash-back rewards on Walmart purchases, as well as early direct deposit, online bill pay, Prize Savings, and almost all the features that one would expect from a traditional checking account, without the risk of penalties, overdraft fees or other hidden fees. About Walmart Walmart Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere – in retail stores, online, and through their mobile devices. Each week, nearly 275 million customers and members visit our more than 11,300 stores under 58 banners in 27 countries and eCommerce websites. With fiscal year 2019 revenue of $514.4 billion, Walmart employs over 2.2 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://corporate.walmart.com, on Facebook at http://facebook.com/walmart and on Twitter at http://twitter.com/walmart. About Green Dot Green Dot Corporation, [NYSE: GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners; while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China. CONTACT: Walmart Erin Hulliberger, Walmart Media Relations 1-800-331-0085, news.walmart.com/reporter Green Dot Media Relations Brian Ruby, 203-682-8268 PR@greendot.com Investor Relations 626-765-2427 IR@greendot.com ####